ARTICLES OF INCORPORATION

OF

CELEBRITY STEAKHOUSES INC.
--------------------------

Article I. The name of this Corporation is: CELEBRITY STEAKHOUSES INC.

Article II. This Corporation shall have perpetual existence commencing upon the filing of these Articles of Incorporation by the Florida Secretary of State.

Article III. This Corporation may engage in any lawful business activity permitted under the General Corporation Act of the State of Florida.

Article IV. This Corporation is authorized to issue THIRTY MILLION (30,000,000) shares of Capital Stock as follows:

A) FIVE MILLION (5,000,000) shares of which shall be designated as "Preferred Stock", each share thereof having the par value of One Dollar ($1.00). The board of directors may, from time to time issue part or all of said preferred shares on terms and conditions as the board may determine without further action required by the stockholders; and such shares may be convertible into shares of Common Stock, have cumulative dividends, be redeemable by the corporation, or such other terms and conditions as may be determined by the board of directors at the time of issuance.

B) TWENTY-FIVE MILLION (25,000,000) shares of which shall be designated as "Common Stock", having the par value of One Mill ($0.001) per share, and each such share shall have one vote in every vote required to be submitted to Stockholders.

Article V. The name and address of the initial Registered Agent is:

Paul M. Galant, 4630 S. Kirkman Road, Suite 437, Orlando, Florida 32811.

Article VI. The address of the Corporation is:

4630 S. Kirkman Road, Suite 437, Orlando, Florida 32811.

Article VII. This Corporation shall initially have no less than One Director and no more than Nine Directors. The number of Directors may be increased or diminished, from time to time, by the action of the board of directors or by the majority vote of the stockholders.

Article VIII. The By-Laws of this Corporation may be adopted, altered, amended or repealed by the affirmative vote of a majority of the board of directors or the Stockholders.

Article IX. This Corporation may indemnify any Officer or Director, or any former Officer or Director, the full extent permitted by law.

Article X. The name and address of the person signing these Articles as Incorporator is: Paul M. Galant, 4630 S. Kirkman Road, Suite 437, Orlando, Florida 32811.

Article XI. This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in full accord with the provisions of the General Corporation Act of the State of Florida.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 14th day of June, 1996.

/s/ Paul M. Galant
Paul M. Galant, Incorporator

ACCEPTANCE BY REGISTERED AGENT
------------------------------

Having been named to accept service of process for the above stated Corporation, at the place designated in Article V. of these Articles of Incorporation, the Undersigned hereby agrees to act in this capacity; and further, agrees to comply with the provisions of all statutes relative to the proper and complete discharge of his duties.

Dated the 14th day of June, 1996

/s/ Paul M. Galant
Paul M. Galant, Registered Agent
FL G453693411440

State of Florida, County of Orange) ss:

Before me, a Notary Public authorized in the State and County set forth above, personally appeared Paul M. Galant, known to me and to me known to be the person who, as Incorporator, executed the foregoing Articles of Incorporation of CELEBRITY STEAKHOUSES INC.; and he acknowledged before me that he duly executed those Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State of Florida and County of Orange, this 14th day of June, 1996.

/s/ W.P. SCHMIDT
Notary Public, State of Florida

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF

CELEBRITY STEAKHOUSES INC.
--------------------------

Article I. The name under which this Corporation was formed is: CELEBRITY STEAKHOUSES INC.

Article II. The Articles of Incorporation of the Corporation were filed on the 18th day of June, 1996 by the Florida Secretary of State.

Article III. The first Amendment to the Articles of Incorporation of the Corporation were filed on July 12, 1996 by the Florida Secretary of State.

Article IV. Articles I, V and VI of the Articles Of Incorporation are hereby deleted in their entirety and respectively, replaced by the following:

    Article I. The name of this Corporation is: DEERFIELD FINANCIAL SERVICES INC.

    Article V. The name and address of the Registered Agent is: Paul M. Galant, 21218 St. Andrews Blvd., Suite 226, Boca Raton, Florida 33486.

    Article VI. The address of the Corporation is: 21218 St. Andrews Blvd., Suite 226, Boca Raton, Florida 33486.

Article V. This second Amendment To The Articles of Incorporation shall take effect immediately, and has been duly adopted by the undersigned as the sole stockholder and director of the corporation.

Article V. This second Amendment To The Articles of Incorporation shall take effect immediately, and has been duly adopted by the undersigned as the sole

/s/ Paul M. Galant
Paul M. Galant, Sole Stockholder and Director

ARTICLES OF AMENDMENT
---------------------
TO THE
------
ARTICLES OF INCORPORATION
-------------------------
OF
--
DEERFIELD FINANCIAL SERVICES INC.
---------------------------------

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned Sole Director and Majority Shareholder of Deerfield Financial Services Inc. ("Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing Document #P96000052403 does hereby certify:

First: That pursuant to Written Consent of the Board of Directors and Majority Shareholders of said Corporation dated June 11, 1998, the Shareholdersand Directors, approved the amendment to the Corporation's Articles of Incorporation as follows:

The Articles of Incorporation of this Corporation are amended to read in their entirety as follows:

ARTICLE I
CORPORATE NAME
--------------

The name of the company is "Optical Concepts of America, Inc."

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS
------------------------------------

The principal office and mailing address of the Corporation is 5605 N.W. 29th Street, Margate, Florida 33063.

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS
---------------------------------------

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK
-------------

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 50,000,000 shares of common stock, par value $.00l per share and 5,000,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this  paragraph given.

ARTICLE V
TERM OF EXISTENCE
-----------------

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND
REGISTERED OFFICE IN FLORIDA
----------------------------

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

South Florida Registered Agents, Inc.
200 East Las Olas Blvd., Suite 1900
Fort Lauderdale, Florida 33301

ARTICLE VII
BOARD OF DIRECTORS
------------------

This Corporation shall have the number of directors set forth in the by laws of the corporation and the terms under which such directors will serve shall be set forth in the by laws of the Corporation.

ARTICLE VIII
INDEMNIFICATION
---------------

This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

ARTICLE IX
AFFILIATED TRANSACTIONS
-----------------------

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

The foregoing amendment was adopted by the Board of Directors and Majority Shareholders of the Corporation pursuant to Written Consent of the Board of Directors and Majority Shareholders of the Corporation dated June 12, 1998 in accordance with Sections 607.0704 and 607.0821 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Certificate of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, being the President and Secretary of this Corporation, has executed these Articles of Amendment as of June 12, 1998.

DEERFIELD FINANCIAL SERVICES INC. now known as OPTICAL CONCEPTS OF AMERICA, INC.

By:	/s/ Jan Kaplan
Jan Kaplan, President & Secretary

CERTIFICATE DESIGNATING REGISTERED AGENT

AND OFFICE FOR SERVICE OF PROCESS

Optical Concepts of America, Inc., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 5605 N.W. 29th Street, Margate, Florida 33063 has named South Florida Registered Agents, Inc. whose address is 200 East Las Olas Blvd., Suite 1900, Fort Lauderdale, Florida 33301 as its agent to accept service of process within the State of Florida.

ACCEPTANCE:
-----------

Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

SOUTH FLORIDA REGISTERED AGENTS, INC. (a Florida Corporation)

By:	/s/ Beverly F. Bryan
Beverly F. Bryan, President

ARTICLES OF AMENDMENT
---------------------
TO THE ARTICLES OF INCORPORATION OF
-----------------------------------
OPTICAL CONCEPTS OF AMERICAS, INC.
----------------------------------

Pursuant to Section 607. 10025 of the Business Corporation Act of the State of Florida, the undersigned President of Optical Concepts of America, Inc. ("Corporation"), a corporation. organized and existing under and by virtue of the Business Corporation Act of the State of Florida adopts the following Certificate of Amendment to its Articles of Incorporation.

1. The name of the corporation is OPTICAL CONCEPTS OF AMERICA, INC., Charter P96000052403, filed on June 18, 1996.

2. The following Amendments to the Articles of Incorporation were adopted by all of the directors, acting unanimously, and majority shareholder of the Corporation by written consent effective as of August 31, 1998 in the manner prescribed by the Florida Business Corporation Act.

The First paragraph of Article IV of the Corporation's Articles of Incorporation shall be and hereby is amended and restated to read in its entirety as follows:

ARTICLE IV

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 50,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.0O1 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given. On the date of filing of these Articles of Amendment which the Secretary of State of the State of Florida, every ten (10) issued and outstanding share of the Corporation's previously authorized common stock, par value $0.001 per share (the "Old Common Stock") shall thereby and thereupon be reclassified and converted into one (1)
validly issued, fully paid and nonassessable share of Common Stock (the "New Common Stock"). Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, except that no fractional shares resulting from the combination shall be issued, any such fractional share to be converted to the right of the holder thereof to receive one share of New Common Stock.

3. The foregoing amendment was adopted by the Board of Directors and Majority Shareholders of the Corporation pursuant to Written Consent of the Board of Directors and Majority Shareholders of the Corporation dated August 31, 1998 acting unanimously by Written Consent pursuant to Sections 607.0704 and 607.0821 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

4. This Certificate of Amendment shall be effective as of 7:00 a.m., Miami, Florida, time, on September 12, 1998.

IN WITNESS WHEREOF. the undersigned, being the President and Director of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation of Optical Concepts of America, Inc., as of the 31st day of August, 1998.

OPTICAL CONCEPTS OF AMERICA INC. a Florida Corporation

By:	/s/ Jan Kaplan
Jan Kaplan, President

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
OPTICAL CONCEPTS OF AMERICA INC. -‘

Pursuant to Section 607. 1006 of the Business Corporation Act of the State of Florida, the undersigned Sole Director and Majority Shareholder of OPTICAL CONCEPTS OF AMERICA INC. (‘Corporation”), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing Document #P96000052403 does hereby certify:

First: That pursuant to Written Consent of the Board of Directors and Majority Shareholders of said Corporation dated April 29, 2003 the Shareholders and Directors approved the amendment to the Corporations Articles of Incorporation as follows:

The Articles of Incorporation of this Corporation are amended to read in their entirety as follows:

ARTICLE I
CORPORATE NAME

The name of the company is Optical Concepts of America, Inc.

ARTICLE II
PRINCIPAL OFFICE AND Mailing ADDRESS

The principal office and mailing address of the Corporation is 2700 N 29th Ave. Suite 305, Hollywood, FL.

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS -

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 100,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences. conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND
REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:
Marc Baker, 2700 N 29th Ave., Suite 305, Hollywood FL 33202

ARTICLE VII
BOARD OF DIRECTORS

This Corporation shall have the number of directors set forth in the by laws of the corporation and the terms under which such directors will serve shall be set forth in the by laws of the Corporation.

ARTICLE VIII
INDEMNIFICATION

This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

ARTICLE IX
AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

The foregoing amendment was adopted by the Board of Directors and Majority Shareholders of the Corporation pursuant to Written Consent of the Board of Directors and Majority Shareholders of the Corporation dated August 31, 1998 acting unanimously by Written Consent pursuant to Sections 607.0704 and 607.0821 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, being the President and Secretary of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation of Optical Concepts of America, Inc., as of April 29, 2003.

OPTICAL CONCEPTS OF AMERICA INC. a Florida Corporation

By:	/s/ Jan Kaplan
Jan Kaplan, President

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
OPTICAL CONCEPTS OF AMERICA INC. -‘

Pursuant to Section 607. 1006 of the Business Corporation Act of the State of Florida, the undersigned Sole Director and Majority Shareholder of OPTICAL CONCEPTS OF AMERICA INC. (‘Corporation”), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing Document #P96000052403 does hereby certify:

First: That pursuant to Written Consent of the Board of Directors and Majority Shareholders of said Corporation dated October 23, 2003 the Shareholders and Directors approved the amendment to the Corporations Articles of Incorporation as follows:

The Articles of Incorporation of this Corporation are amended to read in their entirety as follows:

ARTICLE I
CORPORATE NAME

The name of the company is IBSG International, Inc.

ARTICLE II
PRINCIPAL OFFICE AND Mailing ADDRESS

The principal office and mailing address of the Corporation is 2700 N 29th Ave. Suite 305, Hollywood, FL.

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS -

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 100,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences. conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND
REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:
Marc Baker, 2700 N 29th Ave., Suite 305, Hollywood FL 33202

ARTICLE VII
BOARD OF DIRECTORS

This Corporation shall have the number of directors set forth in the by laws of the corporation and the terms under which such directors will serve shall be set forth in the by laws of the Corporation.

ARTICLE VIII
INDEMNIFICATION

This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

ARTICLE IX
AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

The foregoing amendment was adopted by the Board of Directors and Majority Shareholders of the Corporation pursuant to Written Consent of the Board of Directors and Majority Shareholders of the Corporation dated October 23, 2003 in accordance with Sections 607.0704 and 607.0821 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, being the President and Secretary of this Corporation, has executed these Articles of Amendment as of October 27, 2003.

OPTICAL CONCEPTS OF AMERICA, INC. a Florida Corporation

By:	/s/ Mark Baker
Mark Baker, President & Secretary